Ex-99.(e)(i)(g)
AMENDMENT TO
DIREXION SHARES ETF TRUST
DISTRIBUTION AGREEMENT
     This Amendment (the “Amendment”) to the Direxion Shares ETF Trust Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009, by and between Direxion Shares ETF Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”) is effective as of May 23, 2011 (the “Effective Date”).
     WHEREAS, the Trust and Distributor desire to amend Exhibit A to the Agreement to reflect amendments to the list of Funds; and
     WHEREAS, pursuant to Section 8(c) no provision of the Agreement may be changed, waived, discharged or terminated except by an instrument in writing and signed by the parties.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Distributor hereby agree as follows:
1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2. As of the Effective Date, Exhibit A to the Agreement is hereby amended and restated as provided on Appendix A attached hereto.
3. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
4. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the Effective Date.

DIREXION SHARES ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Daniel D. O’Neill	By:	/s/ Mark A. Fairbanks

Mark A. Fairbanks
President

Appendix A
EXHIBIT A
CREATION UNIT SIZE FOR FUND SHARES
Shares per Creation Unit

DIREXION SHARES ETF TRUST	Shares per Creation Unit
SPECIALTY FUNDS
Direxion Daily Clean Energy Bull 3X Shares	50,000
Direxion Daily Clean Energy Bear 3X Shares	50,000
Direxion Daily Energy Bull 3X Shares	50,000
Direxion Daily Energy Bear 3X Shares	50,000
Direxion Daily Financial Bull 3X Shares	50,000
Direxion Daily Financial Bear 3X Shares	50,000
Direxion Daily Technology Bull 3X Shares	50,000
Direxion Daily Technology Bear 3X Shares	50,000
Direxion Daily Real Estate Bull 3X Shares	50,000
Direxion Daily Real Estate Bear 3X Shares	50,000
Direxion Daily Homebuilders Bull 3X Shares	50,000
Direxion Daily Homebuilders Bear 3X Shares	50,000

FIXED INCOME BOND FUNDS
Direxion Daily 7-10 Year Treasury Bear 1X Shares	50,000
Direxion Daily 20+ Year Treasury Bear 1X Shares	50,000
Direxion Daily 7-10 Year Treasury Bull 3X Shares	50,000
Direxion Daily 7-10 Year Treasury Bear 3X Shares	50,000
Direxion Daily 20+ Year Treasury Bull 3X Shares	50,000
Direxion Daily 20+ Year Treasury Bear 3X Shares	50,000
Direxion Daily Corporate Bond Bear 1X Shares	50,000
Direxion Daily Total Bond Market Bear 1X Shares	50,000

DOMESTIC EQUITY INDEX FUNDS
Direxion Daily S&P 500® Bull 3X Shares	50,000
Direxion Daily S&P 500® Bear 3X Shares	50,000
Direxion Daily Large Cap Bull 3X Shares	50,000
Direxion Daily Large Cap Bear 3X Shares	50,000
Direxion Daily Mid Cap Bull 3X Shares	50,000
Direxion Daily Mid Cap Bear 3X Shares	50,000
Direxion Daily Small Cap Bull 3X Shares	50,000
Direxion Daily Small Cap Bear 3X Shares	50,000
Direxion Daily Total Market Bull 3X Shares	50,000
Direxion Daily Total Market Bear 3X Shares	50,000
Direxion Daily Dow 30® Bear 1X Shares	50,000
Direxion Daily Large Cap Bear 1X Shares	50,000
Direxion Daily Small Cap Bear 1X Shares	50,000
Direxion Daily Total Market Bear 1X Shares	50,000

Appendix A

SECTOR FUNDS
Direxion Airline Shares	50,000
Direxion Auto Shares	50,000
Direxion Daily Basic Materials Bull 3X Shares	50,000
Direxion Daily Basic Materials Bear 3X Shares	50,000
Direxion Daily Consumer Discretionary Bull 3X Shares	50,000
Direxion Daily Consumer Discretionary Bear 3X Shares	50,000
Direxion Daily Consumer Staples Bull 3X Shares	50,000
Direxion Daily Consumer Staples Bear 3X Shares	50,000
Direxion Daily Healthcare Bull 3X Shares	50,000
Direxion Daily Healthcare Bear 3X Shares	50,000
Direxion Daily Retail Bull 2X Shares	50,000
Direxion Daily Retail Bear 2X Shares	50,000
Direxion Daily Semiconductor Bull 3X Shares	50,000
Direxion Daily Semiconductor Bear 3X Shares	50,000
Direxion Daily Utilities Bull 3X Shares	50,000
Direxion Daily Utilities Bear 3X Shares	50,000
Direxion Daily Agribusiness Bull 3X Shares	50,000
Direxion Daily Agribusiness Bear 3X Shares	50,000
Direxion Daily Commodity Related Bull 3X Shares	50,000
Direxion Daily Commodity Related Bear 3X Shares	50,000
Direxion Daily Global Infrastructure Bull 3X Shares	50,000
Direxion Daily Global Infrastructure Bear 3X Shares	50,000
Direxion Daily Regional Banks Bull 3X Shares	50,000
Direxion Daily Regional Banks Bear 3X Shares	50,000
Direxion Daily Water Bull 3X Shares	50,000
Direxion Daily Water Bear 3X Shares	50,000
Direxion Daily Wind Energy Bull 3X Shares	50,000
Direxion Daily Wind Energy Bear 3X Shares	50,000
Direxion NASDAQ-100® Equal Weighted Index Shares	50,000
Direxion NASDAQ Volatility Index Shares	50,000
Direxion Wireless Communications Shares	50,000

INTERNATIONAL FUNDS
Direxion Daily BRIC Bull 2X Shares	50,000
Direxion Daily BRIC Bear 2X Shares	50,000
Direxion Daily Canada Bull 2X Shares	50,000
Direxion Daily Canada Bear 2X Shares	50,000
Direxion Daily Gold Miners Bull 2X Shares	50,000
Direxion Daily Gold Miners Bear 2X Shares	50,000
Direxion Daily Home Construction Bull 2X Shares	50,000
Direxion Daily Home Construction Bear 2X Shares	50,000
Direxion Daily India Bull 2X Shares	50,000

Appendix A

Direxion Daily India Bear 2X Shares	50,000
Direxion Daily Natural Gas Related Bull 2X Shares	50,000
Direxion Daily Natural Gas Related Bear 2X Shares	50,000
Direxion Daily Brazil Bull 3X Shares	50,000
Direxion Daily Brazil Bear 3X Shares	50,000
Direxion Daily China Bull 3X Shares	50,000
Direxion Daily China Bear 3X Shares	50,000
Direxion Daily Developed Markets Bull 3X Shares	50,000
Direxion Daily Developed Markets Bear 3X Shares	50,000
Direxion Daily Emerging Markets Bull 3X Shares	50,000
Direxion Daily Emerging Markets Bear 3X Shares	50,000
Direxion Daily Indonesia Bull 3X Shares	50,000
Direxion Daily Indonesia Bear 3X Shares	50,000
Direxion Daily Latin America Bull 3X Shares	50,000
Direxion Daily Latin America Bear 3X Shares	50,000
Direxion Daily Malaysia Bull 3X Shares	50,000
Direxion Daily Malaysia Bear 3X Shares	50,000
Direxion Daily Russia Bull 3X Shares	50,000
Direxion Daily Russia Bear 3X Shares	50,000
Direxion Daily South Korea Bull 3X Shares	50,000
Direxion Daily South Korea Bear 3X Shares	50,000
Direxion Daily Taiwan Bull 3X Shares	50,000
Direxion Daily Taiwan Bear 3X Shares	50,000
Direxion Daily Thailand Bull 3X Shares	50,000
Direxion Daily Thailand Bear 3X Shares	50,000
Direxion Daily Developed Markets Bear 1X Shares	50,000
Direxion Daily Emerging Market Bear 1X Shares	50,000

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